                                                                      EXHIBIT 99


                          LITTLEFIELD, ADAMS & COMPANY

                CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION

    The undersigned, duly appointed Inspector of Election to act at the 1995 Annual Meeting of Shareholders of Littlefield, Adams & Company (the "Company"), held this 9th day of May, 1995, having before entering upon the discharge of my duties, taken and subscribed an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to my best ability, DOES HEREBY CERTIFY:

    That according to the certified list of shareholders presented at the Meeting there were 2,277,267 shares of Common Stock of the Company issued and outstanding and entitled to vote at such meeting, and that there were present in person or represented by proxy the holders of 1,872,248 shares of said Common Stock;

    That I did receive votes of the shareholders of said Company by ballot, in person and by proxy, with respect to the election of one director of said Company; and

    That at such election of a director, votes were cast as follows:

                                     NUMBER OF VOTES         NUMBER OF VOTES
         NAME                              FOR                  WITHHELD
         ----                              ---                  --------
William E. Goettelman                1,867,225                  5,023
                                     ---------                  -----


         I therefore declare that the nominee for election as a director was duly elected.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May, 1995, at Sturgeon Bay, Wisconsin.


                                        /S/ NANCY DAUFFENBACH /S/
                                        -------------------------
                                        Nancy Dauffenbach


STATE OF WISCONSIN   )
                     :  ss.:
COUNTY OF DOOR       )

         On this 9th day of May, 1995, before me personally came Nancy Dauffenbach, to me known and known to me to be the individual described in and who executed the foregoing certificate, and she duly acknowledged to me that she executed same.


                      (Notary stamp        /S/ TRACY SCHULTZ /S/
                      appears here)        ---------------------
                                           Notary Public  -  Tracy Schultz
                                           My Commission expires April 18, 1999.